UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2024

BIRCHTECH CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective as of October 8, 2024, Birchtech Corp. (formerly Midwest Energy Emissions Corp.) (the “Company”) entered into agreement with one of the utilities and an affiliated entity named as defendants in the patent infringement lawsuit commenced by the Company in July 2024 in the U.S. District Court in Arizona (the “Arizona Action”). Such agreement provides such parties and their affiliates with a non-exclusive license to certain Company patents related to the Company’s two-part Sorbent Enhancement Additive (SEA®) process for use in connection with a certain designated coal-fired power plant operated by such utility. The agreement includes a one-time license fee and provides the Company with a right of first refusal for certain of such utility’s product supply for mercury emissions capture at such designated power plant. Such lawsuit will continue against the other non-affiliated defendants named in the Arizona Action.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birchtech Corp.

Date: October 21, 2024	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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